UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       September 16, 2009

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 FROM ROAD , SUITE 375 PARAMUS, NEW JERSEY	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 16, 2009, Movado Group, Inc. (“MGI”) and its wholly owned subsidiary, Swissam Products Limited, (“SPL” and together with MGI, the “Company”) entered into an Amended and Restated License Agreement (the “Amended License Agreement”) with Tommy Hilfiger Licensing LLC (“THL”). The Amended License Agreement amends and restates MGI’s original license agreement with THL entered into on June 3, 1999 (as amended, the “Original License Agreement”) and replaces Movado Watch Company SA, another of MGI’s wholly owned subsidiaries, with SPL as exclusive licensee outside the United States.

Modifications to the Original License Agreement, as implemented by the Amended License Agreement, include the following:

•	The definition of “licensed products” has been changed to include jewelry in addition to watches.
•

The initial term has been extended through March 31, 2014 and the agreement may be renewed for an additional five years through March 31, 2019 upon the Company’s request, provided that THL approves the Company’s proposed business plan for the renewal term and the Company has met its minimum sales requirements in at least two annual periods before April 1, 2013.

•

An annual guaranteed minimum royalty is specified for the initial and the renewal term and all sales of licensed products (except sales to THL related entities) remain subject to a percentage royalty, which is payable to the extent exceeding the annual guaranteed minimum royalty.

•

Annual minimum sales of watches are specified on a global basis for the initial and renewal terms. There are no longer country-specific or regional-specific sales minimums. Minimum annual sales of jewelry are specified for the initial term.

•

The Company’s overall level of required advertising expenditures remains unchanged from the Original License Agreement. An annual guaranteed minimum advertising payment to THL is specified with respect to watches. The Company must also pay THL an advertising contribution equal to a percentage of net sales of watches to the extent such amount exceeds the annual guaranteed minimum advertising payment. A separate annual brand contribution payable to THL remains unchanged from the Original License Agreement. In addition to its annual guaranteed minimum advertising payment and percentage advertising payment obligations, the Company must itself spend a percentage of its net sales of watches on co-op and direct advertising.

A separate annual advertising payment to THL for jewelry is triggered only once jewelry sales exceed a threshold level.

•

THL has the right to assess a monetary penalty for sales of unapproved products, for sales of licensed products to unapproved customers and for “off-price” sales in excess of a specified amount expressed as a percentage of total sales.

•	The definition of “competitive brands” has been changed to refer only to specifically named brands listed on a schedule to the Amended Licensed Agreement.

The other provisions of the Amended License Agreement remain substantially unchanged.

The Company intends to file the Amended License Agreement as an exhibit to its next periodic report and will seek confidential treatment of certain terms in the Amended License Agreement at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2009

MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Title:	Timothy F. Michno General Counsel